Exhibit 99.1

PEPPERBALL TECHNOLOGIES LAUNCHES CONSUMER DIVISION WITH ITS NEW HOTSHOT™ PERSONAL DEFENSE SYSTEM

The HotShot creates an instant protective barrier that quickly incapacitates attackers, initial marketing to be focused on women and college students

SAN DIEGO, CA. – October 22, 2008 – PepperBall Technologies, Inc., (Nasdaq: PBAL), a leader in less lethal technologies with an established history of selling to law enforcement, military, and private security, today announced the new HotShotTM Personal Defense System has begun selling into consumer markets for the first time. Product and sales information can be located at: . With over 15 million PepperBall rounds sold, PepperBall personal defense systems have been proven to be highly effective and safe with no reported lawsuits.

The small, light weight, easy to use Hotshot blasts a strong irritant cloud of PAVA (intensely hot pepper) powder that creates an instant protective barrier to disable attackers. Unlike other pepper-based products, which can take several minutes to properly administer and require accurate aiming, the HotShot is the only product that instantly releases a large irritant hot pepper powder cloud disabling attackers in its path, allowing the user time to get safely away.

“The HotShot Personal Defense System has received very positive responses from the media as well as from focus groups where the product was extensively tested by women and college students. The HotShot is the next generation of personal defense systems as it is easy to use, highly effective and the disabling effects are less-lethal and only affect the attacker for about 20 minutes,” said Eric Wenaas, President and Chief Executive Officer.

CBS News, San Diego, said, “The HotShot is a modern day Pepper Spray, only better.”

According to the latest statistics provided by the Federal Bureau of Investigation, violent crimes have increased in many major cities, including: Detroit, MI, Camden, NJ, Oakland, CA, Atlanta, GA, St. Petersburg, FL, Milwaukee, WI, Toledo, OH, San Bernardino, CA and Columbus, OH. Although violent crimes affect everyone, the impact on women and college students is significant, as most self-defense products are purchased by this market demographic.

Weighing a mere 3.4 ounces, the lightweight and compact Hotshot can be easily carried and concealed in a pocket, purse, or backpack, providing the user an instant protective barrier from attackers. This makes the Hotshot the first choice for personal protection, especially for women and college students.

PepperBall’s HotShot is one of two products launched into the consumer markets on October 22, 2008, with the previously announced FlashLauncher™, a five-shot pava filled projectile launcher integrated into a rugged flashlight, being the second. The HotShot will be initially sold only through the PepperBall website, .

About Pepperball Technologies

PepperBall Technologies, Inc. develops, manufactures and distributes the PepperBall brand line of less-lethal solutions for governmental, military, corrections, private security, bail enforcement, law enforcement agencies and consumers. Products include a full line of system launchers and projectiles for a variety of less-lethal applications. PepperBall’s thousands of users include the Federal Bureau of Prisons, the United States Border Patrol, police and sheriff departments in major United States cities, as well as private entities, security services and bail enforcement agencies around the world. On September 29, 2008, PepperBall Technologies, Inc. (formerly known as — Security With Advanced Technology, Inc.) completed its name change to PepperBall Technologies, Inc. after the merger, and effective on that date the company’s trading symbol on the NASDAQ Capital Market became “PBAL.” For more information on PepperBall Technologies, Inc., visit www.pepperball.com or contact Robert Hale.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the company’s history of losses, the company’s need to raise additional working capital, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology, the company’s ability to integrate the combined operations of SWAT and PepperBall into a viable enterprise and the company’s ability to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC, including the Risk Factors beginning on page 11 of the company’s Registration Statement on Form S-4 (File No. 333-152645).

Contact:	Robert Hale PepperBall Technologies, Inc. rhale@pepperball.com

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PepperBall is a trademark of PepperBall Technologies, Inc. All rights reserved.